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                                                                     Exhibit 5.1

                      [LETTERHEAD OF PEPPER HAMILTON LLP]


                              June 15, 1999


Careside, Inc.
6100 Bristol Boulevard
Culver City, CA  90230

          Re:  Registration Statement on Form S-1 (Registration No. 333-69207)
               ---------------------------------------------------------------

Ladies and Gentlemen:

          We have acted as counsel to Careside, Inc., a Delaware corporation (the "Company"), in connection with the registration under the Securities Act of 1933, as amended (the "Act"), of a public offering (the "Offering") of the following securities:

          (i) up to 2,000,000 units of the Company (the "Primary Units"), each unit consisting of one share of common stock (the "Unit Shares"), $.01 par value per share (the "Common Stock"), and one redeemable warrant (the "Warrants") to purchase one share of Common Stock (such units being herein referred to as the "Units");

          (ii) up to 300,000 additional Units (the "Over-Allotment Units") which are the subject of an option which may be exercised by the underwriters of the Offering to cover over-allotments, and an equal number of shares of Common Stock included in the Over-Allotment Units (the "Over-Allotment Shares");

          (iii) up to 200,000 warrants to be granted to representatives of the underwriters in connection with the Offering (the "Representatives' Warrants");

          (iv) up to 200,000 Units issuable upon exercise of the Representatives' Warrants (the "Representatives' Units"), and an equal number of shares of Common Stock included in the Representatives' Units (the "Representatives' Shares"); and

          (v) up to 2,500,000 shares of Common Stock issuable upon exercise of Warrants included in the Primary Units, the Over-Allotment Units and the Representatives' Units
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(collectively, the "Warrant Shares", and together with the Unit Shares, Over-
Allotment Shares, and Representatives' Shares, the "Shares").

          The opinion is delivered in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Act.

          We have examined originals or copies, certified or otherwise identified to our satisfaction, of the following documents:

           (i) the Registration Statement on Form S-1 originally filed under the Act with the Securities and Exchange Commission (the "Commission") on December 18, 1998, together with the following Amendments thereto:

               *    No. 1 (filed with the Commission on February 1, 1999),
               *    No. 2 (filed with the Commission on February 11, 1999),
               *    No. 3 (filed with the Commission on February 18, 1999),
               *    No. 4 (filed with the Commission on March 8, 1999),
               *    No. 5 (filed with the Commission on March 16, 1999),
               *    No. 6 (filed with the Commission on March 19, 1999),
               *    No. 7 (filed with the Commission on May 5, 1999),
               *    No. 8 (filed with the Commission on May 25, 1999),
               *    No. 9 (filed with the Commission on June 11, 1999) and
               *    No. 10(filed with the Commission on June 15, 1999)

               (as so amended, the "Registration Statement");

          (ii) the form of Underwriting Agreement, filed as Exhibit 1.1 to the Registration Statement (the "Underwriting Agreement"), to be entered into among the Company, Paulson Investment Company, Inc. ("Paulson"), Millennium Financial Group, Inc. and marion bass securities corporation (collectively, the "Representatives");

         (iii) the form of Warrant Agreement, filed as Exhibit 4.6 to the Registration Statement, to be entered into between Paulson, on behalf of the Representatives and the Company (the "Representatives' Warrant Agreement") ;

          (iv) the form of Warrant Agreement, filed as Exhibit 4.7 of the Registration Statement, to be entered into between the Company and American Stock Transfer & Trust Company, as Warrant Agent (the "Warrant Agreement");

           (v) the form of Warrant Certificate, filed as Exhibit 4.2a of the Registration Statement, evidencing the Warrants;
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Careside, Inc.
Page 3
June 15, 1999


          (vi) the Company's Amended and Restated Certificate of Incorporation and By-Laws, as in effect on the date hereof;

         (vii) the form of the Company's Certificate of Amendment of the Certificate of Incorporation filed as Exhibit 3.1b to the Registration Statement to be filed with the Secretary of State of the State of Delaware on the date the Commission declares the Registration Statement effective;

        (viii) the forms of the Company's Amended and Restated Certificate of Incorporation and the Company's Certificate of Designations with respect to the Company's Series A Convertible Preferred Stock (the "Certificate of Designations") filed as Exhibits 3.1c and 3.1d, respectively, to the Registration Statement, each to become effective immediately prior to the completion of the Offering;

          (ix) the Company's Amended and Restated By-Laws filed as Exhibit 3.2b to the Registration Statement to become effective upon completion of the Offering;

           (x) certain minutes of meetings of, and resolutions adopted by, the Board of Directors of the Company (the "Board") relating to, among other things, the issuance of the Units, Warrants, Representative Warrants and Shares; and

          (xi) such other documents as we have deemed necessary or appropriate as a basis for the opinions set forth below.

          In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such latter documents. As to any facts material to the opinions expressed herein which were not independently established or verified, we have relied upon statements and representations of officers and other representatives of the Company and others. In addition, we have assumed that on and prior to completion of the Offering, the Certificate of Amendment of the Certificate of Incorporation in the form filed as Exhibit 3.1b to the Registration Statement, the Amended and Restated Certificate of Incorporation in the form filed as
Exhibit 3.1c to the Registration Statement, and the Certificate of Designations in the form filed as Exhibit 3.1d to the Registration Statement, are properly filed with the Secretary of State of the State of Delaware.
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Careside, Inc.
Page 4
June 15, 1999

        We express no opinion as to the laws of any jurisdiction other than the General Corporation Law of the State of Delaware and the Business Corporation Law of the State of New York, and all other relevant Delaware and New York statutes, and their underlying rules and regulations, and judicial and regulatory determinations and interpretations thereof

          Based upon and subject to the foregoing, we are of the opinion that, when

          (i) the Board or the Pricing Committee of the Board authorizes the price per Unit;

         (ii) the duly appointed officers of the Company execute and deliver the Underwriting Agreement, the Representatives' Warrant Agreement and the Warrant Agreement;

        (iii) the Primary Units and Over-Allotment Units, and the Unit Shares, Over-Allotment Shares and Warrants and Warrant Shares included therein or represented thereby, are duly executed, issued and delivered against payment therefor in accordance with the terms and conditions of the Underwriting Agreement;

         (iv) the Representatives' Warrants are duly executed, issued and delivered in accordance with the terms and conditions of the Underwriting Agreement and the Representatives' Warrant Agreement;

          (v) the Representatives' Units, and Representatives' Shares, and the Warrants included in Representatives' Units, are duly executed, issued and delivered against payment of the exercise price of the Representatives' Warrants in accordance with the terms and conditions of the Representatives' Warrant Agreement; and

         (vi) the Warrant Shares represented by the Warrants included in the Representatives' Units are duly executed, issued and delivered against payment of the exercise price of such Warrants in accordance with the terms and conditions of the Warrant Agreement and Representatives' Warrant Agreement:

          1. the Primary Units, the Over-Allotment Units, the Representatives' Warrants, the Representatives' Units, the Warrants and the Shares will be duly authorized, legally issued, fully paid and nonassessable; and
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Careside, Inc.
Page 5
June 15, 1999

          2. each of the Warrant Agreement and the Representatives' Warrant Agreement, as well as the Primary Units, Over-Allotment Units, Warrants (including Warrants included in the Representatives' Units), Representatives' Warrants and Representatives' Units, will be the legal, valid and binding obligation of the Company, enforceable in accordance with its terms; and the Primary Units, Over-Allotment Units, Warrants (including Warrants included in the Representatives' Units), Representatives' Warrants and Representatives' Units will constitute legal, valid and binding obligations of the Company to issue and sell, upon due and proper exercise thereof and payment of the exercise price therefor by the holder, all in accordance with the terms of the Primary Units, Over-Allotment Units, Warrants (including Warrants included in the Representatives' Units), Representatives' Warrants and Representatives' Units, the number and type of securities represented thereby.

          We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to this firm under the caption "Legal Experts" in the prospectus filed as part of the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the Rules and Regulations promulgated thereunder.

          This opinion is furnished by us, as your counsel, in connection with the filing of the Registration Statement.

                                            Very truly yours,

                                            /s/ Pepper Hamilton LLP

                                            Pepper Hamilton LLP